AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (“Amendment”) effective as of                     , by and between MODERN WOODMEN OF AMERICA (the “Society”) and AMERICAN CENTURY INVESTMENT SERVICES, INC. (“Distributor”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Society and Distributor are parties to a certain Shareholder Services Agreement dated November 29, 2001 (the “Agreement”), in which the Society offers to the public certain variable annuity contracts and variable life insurance contracts (the “Contracts”);

WHEREAS, the parties have agreed to expand the Funds made available as investment options under the Agreement by revising Exhibit B to the Agreement; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. The second WHEREAS clause is hereby deleted in its entirety and the following language is substituted in lieu thereof:

WHEREAS, the Society wishes to make available as investment options under the Contracts as listed in Exhibit A of the Agreement, certain Class I Funds listed on Exhibit B made available by Distributor from time to time (the “Funds”) which are a series of mutual funds registered under the Investment Company Act of 1940 (the “1940 Act”) and issued by American Century Variable Portfolios, Inc. (the “Issuer”).

2. Exhibit B. Exhibit B is hereby deleted in its entirety and is substituted with the revised Exhibit B, attached hereto.

3. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

MODERN WOODMEN OF AMERICA	AMERICAN CENTURY INVESTMENT SERVICES, INC.

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT B

Funds of American Century Variable Portfolios, Inc.

Offered to the Separate Accounts listed in Exhibit A of the Agreement:

Class I Funds

VP Ultra Fund

VP Vista Fund

VP Mid Cap Value Fund